UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

AtriCure, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2021 the Board of Directors (the “Board”) of AtriCure, Inc. (the “Company”) elected Deborah H. Telman and Maggie Yuen to serve as Directors until the next Annual Meeting of Stockholders. The Board has determined that each of Ms. Telman and Ms. Yuen is an independent director in accordance with guidelines that the Company has adopted, which also comply with the listing standards set forth by The NASDAQ Stock Market. Ms. Telman was appointed to the Nominating and Corporate Governance Committee; Ms. Yuen was appointed to the Audit Committee.

Ms. Telman has served as the General Counsel of Organon & Co. (NYSE: OGN) since March 2021. Previously, Ms. Telman served as Senior Vice President, General Counsel & Corporate Secretary of Sorrento Therapeutics, Inc., a biopharmaceutical company, from 2018 to 2020. Prior to joining Sorrento, Ms. Telman held several senior executive roles at Johnson Controls International plc, a multinational building technology and solutions company, including Vice President & General Counsel, Building Solutions North America and Global Retail, from 2017 to 2018; Vice President & General Counsel, Corporate Legal Services, from 2016 to 2017; and Vice President & General Counsel, Centers of Excellence—Americas, from 2014 to 2015. Before Johnson Controls, Ms. Telman was at Abbott Laboratories in the position of Divisional Vice President, Associate General Counsel, from 2013 to 2014 and Division Counsel, Corporate Transactions, from 2009 to 2012. She also served as Chief Counsel, Mergers & Acquisitions at The Boeing Company, from 2002 to 2008 and was a Partner at Winston & Strawn LLP between 2000 and 2002. Ms. Telman is a graduate of the University of Pennsylvania and received her J.D. from Boston University School of Law.

Ms. Yuen has served as the Chief Financial Officer of Penumbra, Inc. (NYSE: PEN) since December 2019. Prior to joining Penumbra, Ms. Yuen spent more than 20 years driving scalable finance organizations, processes and infrastructure in the Manufacturing, Medical Devices, and Life Science industries. She served as Vice President of Finance of the Genetic Science Division within Thermo Fisher Scientific, Inc. (NYSE: TMO) (Thermo Fisher), a business focused on instrument platforms, cloud-based software, content and services, from 2016 to 2019. In her role, Ms. Yuen directed finance operations, strategic planning and business development activities, among a number of other executive functions. Prior to Thermo Fisher, Ms. Yuen held leadership positions with increasing responsibility at Mirion Technologies (from 2012 to 2016), and senior finance roles at Boston Scientific (NYSE: BSX) (from 2007 to 2010), Glu Mobile (Nasdaq: GLUU) (from 2004 to 2007), and Johnson & Johnson (NYSE: JNJ) (from 2001 to 2004). She received an MAcc and M.B.A. from the Weatherhead School of Management and a B.S. from Case Western Reserve University.

There is no arrangement or understanding between Ms. Telman or Ms. Yuen and any other person pursuant to which they were elected as Directors of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Ms. Telman or Ms. Yuen that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Telman and Ms. Yuen will receive compensation for their service as directors in accordance with the Company’s compensation policies for non-employee directors as described in the Company’s proxy materials for its 2021 Annual Meeting of Stockholders.

A copy of the press release announcing Ms. Telman’s and Ms. Yuen’s election is furnished as Exhibit 99.1 and incorporated by reference in this Item 5.02

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

No.	Description

99.1	AtriCure Press Release dated June 15, 2021
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	June 15, 2021	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer